INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of SMITH HAYES Trust, Inc. d/b/a Lancaster Funds Government/Quality Bond Fund, Capital Builder Fund, Crestone Small Cap Fund, and Convertible Fund on Form N-14 of our report dated July 24, 1998 appearing in the Annual Report dated June 30, 1998.



/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP


Lincoln, Nebraska
April 15, 1999